Exhibit 10.1

THIS PROMISSORY NOTE (THIS “NOTE”) HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). THIS NOTE HAS BEEN ACQUIRED FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE SECURITIES ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

CONVERTIBLE PROMISSORY NOTE

Principal Amount: $800,000.00	Dated as of March 20, 2023

Conduit Pharmaceuticals Limited, a company incorporated in the Cayman Islands, company number OC-346289, whose registered office at c/o Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman KY1-9009, Cayman Islands (the “Company”), promises to pay to the order of Vrezh Isayan and Sharon Lee Isayan, of 2044 San Ysidro Dr., Beverly Hills, California, 90210 USA , or their registered assigns or successors in interest (together the “Payee”), or order, the principal sum of Eight Hundred Thousand Dollars ($800,000.00) in lawful money of the United States of America (the “Principal Amount”), on the terms and conditions described below.

All payments on this Note shall be made by check or wire transfer of immediately available funds or as otherwise determined by the Company to such account as the Payee may from time to time designate by written notice in accordance with the provisions of this Note.

1. Principal. The Principal Amount shall be payable by the Company on the date that is eighteen (18) months from the date of this Note (the “Maturity Date”). The Principal Amount and any accrued and unpaid interest may be prepaid at any time only with the written consent of the Payee.

2. Interest. Interest shall accrue daily on the unpaid Principal Amount at a rate of twenty percent (20%) per annum and will be payable every six (6) months from the date of this Note until the Maturity Date. All accrued but unpaid interest shall be due and payable on the Maturity Date. For the purpose of calculating interest for any period for which the interest shall be payable, such interest shall be calculated on the basis of a thirty (30) day month and a 360-day year.

3. Conversion. Prior to the Maturity Date and following a Business Combination at the Company, the Principal Amount plus any accrued and unpaid interest may be converted into common stock in Murphy Canyon Acquisition Corp., a Delaware corporation (“Murphy”) at the option of the Payee.

For purposes of this Note, “Business Combination” means a transaction or series of related transactions (whether by acquisition, merger, consolidation, reorganization, business combination or otherwise) whereby Murphy acquires equity interests of the Company (or any surviving or resulting company) and which transaction or transactions result in the Company (or any surviving or resulting company into which the Company is merged, consolidated, reorganized or combined), or any parent company that directly or indirectly beneficially owns the Company, being listed on a U.S. national securities exchange or market.

The Principal Amount plus any accrued and unpaid interest may be converted into common stock of Murphy at a fixed price per share of Ten Dollars ($10) per share.

In connection with any conversion of this Note, the Payee shall surrender this Note, duly endorsed, to the Company and Murphy or any transfer agent of the Company or Murphy and shall deliver to Murphy any other documentation reasonably required by Murphy in connection with such conversion (including, in the event of a conversion of this Note into common stock the applicable transaction documents). Murphy shall not be required to issue or deliver the common stock or other property into which this Note may convert until the Payee has surrendered this Note to the Company and Murphy and delivered to the Company and Murphy such documentation. Upon conversion of this Note, the Company will be forever released from all of its obligations and liabilities under this Note with regard to that portion of Principal Amount and accrued and unpaid interest being converted including without limitation the obligation to pay such portion of the Principal Amount and accrued and unpaid interest.

Murphy shall take all necessary steps to maintain the registration for the shares issued as a result of the conversion option described above.

4. Events of Default. The following shall constitute an event of default (“Event of Default”):

(a) Failure to Make Required Payments. Failure by Company to pay the Principal Amount due pursuant to this Note within five (5) business days of the date specified above.

(b) Voluntary Bankruptcy, Etc. The commencement by Company of a voluntary case under any applicable bankruptcy, insolvency, reorganization, rehabilitation or other similar law, or the consent by it to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of Company or for any substantial part of its property, or the making by it of any assignment for the benefit of creditors, or the failure of Company generally to pay its debts as such debts become due, or the taking of corporate action by Company in furtherance of any of the foregoing.

(c) Involuntary Bankruptcy, Etc. The entry of a decree or order for relief by a court having jurisdiction in the premises in respect of Company in an involuntary case under any applicable bankruptcy, insolvency or other similar law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of Company or for any substantial part of its property, or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

5. Remedies.

(a) Upon the occurrence of an Event of Default specified in Section 4(a) hereof, Payee may, by written notice to Company, declare this Note to be due immediately and payable, whereupon the unpaid Principal Amount, and all other amounts payable hereunder, shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived, anything contained herein or in the documents evidencing the same to the contrary notwithstanding.

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(b) Upon the occurrence of an Event of Default specified in Sections 4(b) and 4(c), the unpaid Principal Amount, and all other sums payable with regard to this Note, shall automatically and immediately become due and payable, in all cases without any action on the part of Payee.

6. Waivers. Company and all endorsers and guarantors of, and sureties for, this Note waive presentment for payment, demand, notice of dishonor, protest, and notice of protest with regard to this Note, all errors, defects and imperfections in any proceedings instituted by Payee under the terms of this Note, and all benefits that might accrue to Company by virtue of any present or future laws exempting any property, real or personal, or any part of the proceeds arising from any sale of any such property, from attachment, levy or sale under execution, or providing for any stay of execution, exemption from civil process, or extension of time for payment; and Company agrees that any real estate that may be levied upon pursuant to a judgment obtained by virtue hereof or any writ of execution issued hereon, may be sold upon any such writ in whole or in part in any order desired by Payee.

7. Other Agreements. The Payee and the Company agree that Murphy shall not have any obligations under this Note until the Business combination has been consummated. The Payee and the Company hereby acknowledge that Murphy’s trust account (the “Trust Account”) contains and will contain the proceeds of its initial public offering, from certain private placements occurring simultaneously with the initial public offering and certain other deposits (including interest accrued from time to time thereon) for the benefit of Murphy’s public stockholders and certain other parties. For and in consideration of Murphy executing this Note, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each of the Payee and the Company hereby agree that it does not now and shall not at any time hereafter have any right, title, interest or claim of any kind in or to any assets held in the Trust Account, and shall not make any claim against the Trust Account, regardless of whether such claim arises as a result of, in connection with or relating in any way to this Note or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). The Payee and the Company hereby each irrevocably waives any Released Claims that it may have against the Trust Account now or in the future for any reason and will not seek recourse against the Trust Account for any reason whatsoever. This provision is intended to be binding.

8. Unconditional Liability. Company hereby waives all notices in connection with the delivery, acceptance, performance, default, or enforcement of the payment of this Note, and agrees that its liability shall be unconditional, without regard to the liability of any other party, and shall not be affected in any manner by any indulgence, extension of time, renewal, waiver or modification granted or consented to by Payee, and consents to any and all extensions of time, renewals, waivers, or modifications that may be granted by Payee with respect to the payment or other provisions of this Note, and agrees that additional companies, endorsers, guarantors, or sureties may become parties hereto without notice to the Company or affecting the Company’s liability hereunder.

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9. Notices. All notices, statements or other documents which are required or contemplated by this Note shall be made in writing and delivered: (i) personally or sent by first class registered or certified mail, overnight courier service or facsimile or electronic transmission to the address designated in writing, (ii) by facsimile to the number most recently provided to such party or such other address or fax number as may be designated in writing by such party or (iii) by electronic mail, to the electronic mail address most recently provided to such party or such other electronic mail address as may be designated in writing by such party. Any notice or other communication so transmitted shall be deemed to have been given on the day of delivery, if delivered personally, on the business day following receipt of written confirmation, if sent by facsimile or electronic transmission, one (1) business day after delivery to an overnight courier service or five (5) days after mailing if sent by mail.

10. Construction. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF DELAWARE, WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS THEREOF.

11. Severability. Any provision contained in this Note which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

12. Amendment; Waiver. Any amendment hereto or waiver of any provision hereof may be made with, and only with, the written consent of the Company and the Payee.

13. Assignment. No assignment or transfer of this Note or any rights or obligations hereunder may be made by any party hereto (by operation of law or otherwise) without the prior written consent of the other party hereto and any attempted assignment without the required consent shall be void.

14. Counterparts. This Note may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, and all of which together shall constitute one and the same instrument.

15. Electronic Form. This Note has initially been issued to the Payee solely in electronic form. If requested by the Payee at any time, the Company will promptly issue to the Payee an originally executed physical copy of this Note.

[Signature Page Follows]

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IN WITNESS WHEREOF, Company and Murphy, intending to be legally bound hereby, have caused this Note to be duly executed by the undersigned as of the day and year first above written.

CONDUIT PHARMACEUTICALS LIMITED

By:	/s/ Dr. Andrew Regan
Name:	Dr. Andrew Regan
Title:	Director

MURPHY CANYON ACQUISITION CORP.

By:	/s/ Jack K. Heilbron
Name:	Jack K. Heilbron
Title:	CEO

Mr. VREZH ISAYAN.

/s/ Vrezh Isayan

Mrs. SHARON ISAYAN.

/s/ Sharon Isayan

[Signature Page to Convertible Promissory Note]